Exhibit 99(b)
SPECIAL MEETING OF STOCKHOLDERS OF
COUNTRYWIDE FINANCIAL CORPORATION
[                    ], 2008

PROXY VOTING
INSTRUCTIONS

MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided as soon as possible. - OR -
TELEPHONE - Call toll-free 1-800-[ ] (1-800-[ ]) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. - OR -	COMPANY NUMBER
INTERNET — Access “www.[ ].com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at 1-800-[                    ] or www.[                    ].com up until
11:59 PM Eastern Time the day before the meeting date.
¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

[ ]	[ ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL AND
“FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING. IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Unmarked proxies shall be voted FOR the Merger Proposal and FOR the Proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger, dated as of January 11, 2008, by and among Countrywide Financial Corporation, Bank of America Corporation and Red Oak Merger Corporation, as such agreement may be amended from time to time.	☐	☐	☐

2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

I PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COUNTRYWIDE FINANCIAL CORPORATION
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
[          ], 2008
     The undersigned hereby appoints Angelo R. Mozilo and David Sambol, or either of them, with full power of substitution, the attorney and proxy of the undersigned, to appear and to vote, in accordance with the specifications made on the reverse side, all of the shares of common stock of Countrywide Financial Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at [          ] located at [          ] on [          ], 2008, at [          ] local time, and any adjournment or adjournments thereof.
     Receipt of copies of the Notice of the 2008 Special Meeting of Stockholders and the Proxy Statement dated [          ], 2008 is hereby acknowledged.
(Continued and to be dated and signed on the reverse side.)

COMMENTS: